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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                    January 16, 1997
                 ---------------------------------------------------
                   Date of Report (date of earliest event reported)


                          CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
               --------------------------------------------------------
                (Exact name of Registrant as specified in its charter)

Maryland                     1-12748                       52-1176514
(State or other              (Commission File              (IRS Employer
jurisdiction of              Number)                       Identification
Incorporation)                                             Number)


                                1111 South Paca Street
                             Baltimore, Maryland   21230
                       (Address of principal executive offices)

                                       410-843-5000
                   ------------------------------------------------
                 (Registrant's telephone number, including area code)

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Item 5:   Other Events


    Chesapeake Biological Laboratories, Inc. (the Registrant) has relocated
it's Corporate Office to 1111 South Paca Street, Baltimore, MD.   21230.  The
Registrant acquired the 70,000 square foot building in November 1996 (see Form 8-K filed 11/21/96). In addition to corporate offices, the facility will provide warehouse space and is being renovated and equipped as a cGMP commercial production facility. This location is in addition to the Registrant's existing experimental products facility also located in Baltimore.

    The Registrant has appointed Mr. Thomas P. Rice as a member of the Board of Directors. In 1996, Mr. Rice founded Columbia Investments, LLC to make selective investments primarily in the Health Care industry. Mr. Rice had been Executive Vice President, Chief Operating and Financial Officer and a member of the Board of Directors of Circa Pharmaceuticals. He was a key individual in the turn-around of the company which resulted in significant increase in shareholder value prior to the merger of Circa with Watson Pharmaceutical. Mr. Rice had been Vice President of Administration and Finance of Pharmakinetics Laboratories. He was a member of the management team which returned the company to profitability in 1985. Mr. Rice is a CPA who was an Audit Manager with Deloitte & Touche, in Baltimore. He has an M.S. Finance from Loyola College of Maryland.